Exhibit 10.2

Execution Copy

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of September 26, 2018, by and among SAExploration Holdings, Inc., a Delaware corporation (the “Company”), and each of the Holders (as defined below) listed on the signature pages hereto on behalf of themselves and the other Holders.

WHEREAS, the Company entered into the Notes Purchase Agreement dated as of September 26, 2018 (the “Notes Purchase Agreement”), by and among the Company, the guarantors party thereto and the purchasers thereto pursuant to which the Purchasers purchased from the Company the 6.00% Senior Secured Convertible Notes due 2023 (the “Notes”) in an aggregate principal amount of up to $60.0 million;

WHEREAS, the Notes are governed by the terms and conditions of that certain Indenture (the “Indenture”), dated as of September 26, 2018 among the Company, the Guarantors named therein and Wilmington Savings Fund Society, FSB, as Trustee;

WHEREAS, subject to the terms of the Indenture, each Holder of a Note shall have the right, at such Holder’s option, to convert all or a portion of such Note, at an initial conversion rate of 173.91304 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) per $1,000 principal amount of Notes (subject to adjustment herein and under the Indenture, and subject to certain Permitted Holders’ (as defined in the Indenture) right to convert the Notes into warrants, pursuant to a warrant agreement in the form attached to the Notes Purchase Agreement (the “Warrants”), to purchase shares of the Company’s common stock, par value $0.0001 per share, which shares shall also constitute “Common Stock” under this Agreement); and

WHEREAS, in connection with, and in consideration of, the transactions contemplated by the Notes Purchase Agreement, the Company has agreed to provide resale registration rights with respect to the Registrable Securities (as hereinafter defined) as set forth in this Agreement to any Holder.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each party hereto, the Parties hereby agree as follows:

1. Definitions. As used in this Agreement, the following terms have the meanings indicated:

“Affiliate” of any specified Person means any other person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such specified Person. For purposes of this definition, “control” of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” has the meaning set forth in the recitals.

“Blackout Period” has the meaning set forth in Section 3(p).

“Board” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or any other day on which banking institutions in the State of New York are authorized or required to be closed.

“Charter” means the Third Amended and Restated Certificate of Incorporation of the Company, as amended.

“Closing Date” means September 26, 2018.

“Commission” means the Securities and Exchange Commission or any other federal agency then administering the Securities Act or Exchange Act.

“Common Stock” has the meaning set forth in the recitals.

“Company” has the meaning set forth in the recitals.

“Company Securities” means any equity interest of any class or series in the Company.

“Effective Date” means the time and date that a Registration Statement is first declared effective by the Commission or otherwise becomes effective.

“Effectiveness Period” has the meaning set forth in Section 2(a)(ii).

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Governmental Authority” means any United States federal, state, local (including county or municipal) or foreign governmental, regulatory or administrative authority, agency, division, instrumentality, commission, court, judicial or arbitral body or any securities exchange or similar self-regulatory organization.

“Holder” means (i) beneficial owners of Notes listed on the signature pages hereto, (or (ii) any direct or indirect transferee of a Holder who has acquired beneficial ownership of Registrable Securities comprising at least an aggregate of 5% of the outstanding Common Stock from a Holder and who has entered into a Joinder Agreement substantially in the form of Exhibit A hereto. A Person shall cease to be a Holder hereunder at such time as it ceases to beneficially own any Registrable Securities comprising at least an aggregate of 5% of the outstanding Common Stock at any time.

“Holder Indemnified Persons” has the meaning set forth in Section 6(a).

“Indenture” has the meaning set forth in the Recitals.

“Initiating Shelf Take-Down Holders” has the meaning set forth in Section 2(b)(i).

“Losses” has the meaning set forth in Section 6(a).

“Marketed Underwritten Shelf Take-Down” has the meaning set forth in Section 2(b)(ii).

“Marketed Underwritten Shelf Take-Down Notice” has the meaning set forth in Section 2(b)(ii).

“Notes” has the meaning set forth in the recitals.

“Note Purchase Agreement” has the meaning set forth in the recitals.

“Parties” has the meaning set forth in the recitals.

“Person” means an individual, corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, estate, trust, government (or an agency or subdivision thereof) or other entity of any kind.

“Piggyback Notice” has the meaning set forth in Section 2(c)(i).

“Piggyback Registration” has the meaning set forth in Section 2(c)(i).

“Proceeding” means any action, claim, suit, proceeding or investigation (including a preliminary investigation or partial proceeding, such as a deposition) pending or, to the knowledge of the Company, to be threatened.

“Prospectus” means the prospectus included in a Registration Statement (including a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A, Rule 430B or Rule 430C promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, and all other amendments and supplements to such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

“Registrable Securities” means, collectively, (i) the Shares and (ii) any additional shares of Common Stock paid, issued or distributed in respect of any such Shares by way of a stock dividend or distribution, or in connection with a split or combination of the Common Stock, and any security into which such Shares shall have been converted or exchanged in connection with a recapitalization, reorganization, reclassification, merger, consolidation, exchange, distribution or otherwise; provided, however, that Registrable Securities shall not include: (i) any shares of Common Stock that have been registered under the Securities Act and disposed of pursuant to an effective Registration Statement or otherwise transferred to a Person who is not entitled to the registration and other rights hereunder; (ii) any shares of Common Stock that have been sold or transferred by the Holder thereof pursuant to Rule 144 (or any similar provision then in force under the Securities Act) and the transferee thereof does not receive “restricted securities” as defined in Rule 144; and (iii) any shares of Common Stock that cease to be outstanding (whether as a result of repurchase and cancellation, conversion or otherwise).

“Registration” means a registration with the Commission of securities of the Company under a Registration Statement. The term “Register” shall have a correlative meaning.

“Registration Default” has the meaning given to such term in Section 8.

“Registration Default Damages” has the meaning given to such term in Section 8.

“Registration Expenses” has the meaning set forth in Section 5.

“Registration Statement” means a registration statement of the Company in the form required to register the resale of the Registrable Securities under the Securities Act and other applicable law, and including any Prospectus, amendments and supplements to each such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Representative” has the meaning set forth in Section 3(g)(i).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time.

“Rule 405” means Rule 405 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time.

“Rule 430A” means Rule 430A promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time.

“Rule 430B” means Rule 430B promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time.

“Rule 430C” means Rule 430C promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time.

“SEC” means the Securities and Exchange Commission or any similar agency having jurisdiction to enforce the Securities Act.

“SEC Guidance” means (i) any publicly available written or oral interpretations, questions and answers, guidance and forms of the SEC, (ii) any oral or written comments, requirements or requests of the SEC or its staff, (iii) the Securities Act and the Securities Exchange Act and (iv) any other rules, bulletins, releases, manuals and regulations of the SEC.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Securities Exchange Act” means the United States Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder.

“Shares” means any Common Shares issued upon conversion of the Notes or exercise of the Warrants, as applicable.

“Shelf Take-Down” has the meaning set forth in Section 2(b)(i).

“Shelf Registration” has the meaning set forth in Section 2(a)(i).

“Shelf Registration Statement” means a Registration Statement of the Company filed with the Commission on Form S-3 or Form S-1, as applicable (or any successor form or other appropriate and permissible form under the Securities Act) for an offering to be made on a continuous or delayed basis pursuant to Rule 415 (or any similar rule that may be adopted by the Commission) covering the Registrable Securities.

“Suspension Period” has the meaning set forth in Section 3(q).

“Trading Market” means the principal national securities exchange on which the Common Stock is then listed, if any.

“Underwritten Offering” means an underwritten offering of Common Stock for cash (whether in connection with a Shelf Take-Down or in connection with a public offering of Common Stock by the Company, a public offering of Common Stock by stockholders or both).

“Underwritten Shelf Take-Down Notice” has the meaning set forth in Section 2(b)(i).

“Warrants” has the meaning set forth in the recitals.

Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms; (b) references to Sections refer to Sections of this Agreement; (c) the terms “include,” “includes,” “including” and words of like import shall be deemed to be followed by the words “without limitation”; (d) the terms “hereof,” “herein” or “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement; (e) unless the context otherwise requires, the term “or” is not exclusive and shall have the inclusive meaning of “and/or”; (f) defined terms used herein will apply equally to both the singular and plural forms and derivative forms of defined terms will have correlative meanings; (g) references to any law or statute shall include all rules and regulations promulgated thereunder, and references to any law or statute shall be construed as including any legal and statutory provisions consolidating, amending, succeeding or replacing the applicable law or statute; (h) references to any Person include such Person’s successors and permitted assigns; and (i) references to “days” are to calendar days unless otherwise indicated.

2. Registration.

(a) Shelf Registration Statement.

(i) The Company shall use commercially reasonable efforts to prepare and file with the Commission a Shelf Registration Statement within 75 days after the Closing Date registering the offering and sale on a delayed or continuous basis pursuant to Rule 415 of all of the Registrable Securities. The Shelf Registration Statement described in this Section 2(a)(i) shall relate to the offer and sale of the Registrable Securities by the Holders thereof from time to time in accordance with the methods of distribution set forth in such Shelf Registration Statement and Rule 415 under the Securities Act (such Registration Statement, together with any Registration Statement to replace such Registration Statement upon expiration thereof, if any, is referred to hereinafter as the “Shelf Registration”). Notwithstanding anything herein to the contrary, the Company shall have no obligation to register a Holder’s Registrable Securities if the Company has, at least 10 Business Days in advance of effectiveness, requested from the Holder of such Registrable Securities information regarding such Holder that is required under the Securities Act to be included in the Shelf Registration and has not been provided with such information within 5 Business Days. The “Plan of Distribution” section of such Shelf Registration shall permit all lawful means of disposition of Registrable Securities, including firm-commitment underwritten public offerings, block trades, agented transactions, sales directly into the market, purchases or sales by brokers, derivative transactions, short sales, stock loan or stock pledge transactions and sales not involving a public offering. Subject to the terms of this Agreement, the Company shall use its commercially reasonable efforts to cause the Shelf Registration to be declared effective under the Securities Act as promptly as practicable after the filing thereof, with a target effectiveness date within 120 days after the Closing Date. The Company shall use its commercially reasonable efforts to address any comments from the Commission regarding the Shelf Registration and to advocate with the Commission for the Registration of all Registrable Securities in accordance with applicable Commission rules and regulations. Notwithstanding the foregoing, if the Commission prevents the Company from including any or all of the Registrable Securities on the Shelf Registration due to limitations on the use of Rule 415 of the Securities Act for the resale of the Registrable Securities by the Holders or otherwise, the Shelf Registration shall Register the resale of a number of Registrable Securities which is equal to the maximum number of shares as is permitted by the Commission, and, subject to the provisions of this Section 2, the Company shall use its commercially reasonable efforts to promptly Register all remaining Registrable Securities as set forth in this Section 2(a)(i), whether by way of amending the Shelf Registration or filing a new Registration Statement (it being understood that the Company is under no obligation to take any action with respect to any Registrable Securities that the Commission has informed the Company may not be registered). In such event, the number of Registrable Securities to be Registered for each Holder in the Shelf Registration shall be reduced pro rata among all then-applicable Holders. The Company shall bear all Registration Expenses in connection with the Shelf Registration pursuant to this Section 2(a)(i), whether or not such Shelf Registration becomes effective.

(ii) Except as provided herein, the Company shall use its commercially reasonable efforts to keep the Shelf Registration filed pursuant to Section 2(a)(i) continuously effective under the Securities Act until the earliest of (i) the date as of which all Registrable Securities have been sold pursuant to the Shelf Registration, (ii) the date on which this Agreement terminates under Section 8(k) with respect to all Holders and (iii) such shorter period as the Holders holding at least 75% of the Registrable Securities outstanding with respect to the Shelf Registration shall agree in writing, if no Holder’s Registrable Securities constitute “restricted securities” for purposes of Rule 144 (such period of effectiveness, the “Effectiveness Period”). Subject to Section 3(p), the Company shall use its commercially reasonable efforts to keep the Shelf Registration effective during the Effectiveness Period for purposes of this Section 2(a)(ii) and shall not voluntarily and intentionally take any action or omit to take any action that would result in Holders not being able to offer and sell any Registrable Securities pursuant to the Shelf Registration during the Effectiveness Period in accordance with the terms of this Agreement, unless such action or omission is (x) in connection with a Blackout Period permitted pursuant to Section 3(p) or (y) required by applicable law, rule or regulation.

(iii) Notwithstanding any other provisions of this Agreement to the contrary, the Company shall cause (i) the Shelf Registration (as of the effective date of such Shelf Registration), any amendment thereof (as of the effective date thereof) or supplement thereto (as of its date), (A) to comply in all material respects with applicable Commission form requirements and Commission rules and regulations and (B) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and (ii) any related Prospectus (including any preliminary Prospectus) or free writing prospectus and any amendment thereof or supplement thereto, as of its date, (A) to comply in all material respects with applicable Commission rules and regulations and (B) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, the Company shall have no such obligations or liabilities with respect to any information pertaining to any Holder furnished in writing to the Company by or on behalf of such Holder specifically for inclusion therein.

(iv) After the Shelf Registration Statement with respect to a Shelf Registration is declared effective, upon written request by one or more Holders (which written request shall specify the amount of such Holders’ Registrable Securities to be registered), the Company shall, as permitted by SEC Guidance, as promptly as practicable after the date the Registrable Securities requested to be registered pursuant to this Section 2(a)(iv) that have not already been so registered represent more than 5.0% of the outstanding Registrable Securities, file a post-effective amendment to the Shelf Registration Statement to include such Holders in such Shelf Registration and use commercially reasonable efforts to have such post-effective amendment declared effective.

(b) Shelf Take-Downs.

(i) An offering or sale of Registrable Securities pursuant to the Shelf Registration (each, a “Shelf Take-Down”) may be initiated by Holders of Registrable Securities outstanding to be included in such Shelf Take-Down whose gross proceeds (as estimated in good faith by the managing underwriter for such proposed Shelf Take-Down)

are expected to be at least $25.0 million (the “Initiating Shelf Take-Down Holders”) by written notice (an “Underwritten Shelf Take-Down Notice”), which Shelf Take-Down shall be in the form of an Underwritten Offering, and the Company shall use its commercially reasonable efforts to amend or supplement the applicable Shelf Registration, if necessary, for such purpose as soon as practicable; provided, however, that in no event shall the Company be required to effect more than one Marketed Underwritten Shelf Take-Down during any consecutive 90 day period. Subject to Section 2(b)(ii) below, such Initiating Shelf Take-Down Holders shall have the right to select the managing underwriter or underwriters to administer such offering, as specified in Section 2(b)(ii) below, which managing underwriter or underwriters shall be reasonably acceptable to the Company.

(ii) If the Underwritten Shelf Take-Down Notice expressly provides that the offering will include a customary “road show” (including an “electronic road show”) or other substantial marketing effort by the Company and the underwriters over a period expected to exceed 48 hours (such offering, a “Marketed Underwritten Shelf Take-Down”), promptly upon delivery of such Underwritten Shelf Take-Down Notice (but in no event more than 3 Business Days thereafter), the Company shall promptly deliver a written notice (a “Marketed Underwritten Shelf Take-Down Notice”) of such Marketed Underwritten Shelf Take-Down to all Holders (other than the Initiating Shelf Take-Down Holders), and the Company shall include in such Marketed Underwritten Shelf Take-Down all such Registrable Securities of such Holders that are Registered on the Shelf Registration for which the Company has received written requests, which requests must specify the aggregate amount of such Registrable Securities of such Holder to be offered and sold pursuant to such Marketed Underwritten Shelf Take-Down for inclusion therein within 5 Business Days after the date that such Marketed Underwritten Shelf Take-Down Notice has been delivered; provided, that if the managing underwriter or underwriters of any proposed Marketed Underwritten Shelf Take-Down informs the Holders that have requested to participate in such Marketed Underwritten Shelf Take-Down in writing that, in its or their good-faith opinion, the number of Registrable Securities which such Holders intend to include in such Marketed Underwritten Shelf Take-Down exceeds the number of Registrable Securities which can be sold in such Marketed Underwritten Shelf Take-Down without being likely to have a significant adverse effect on the price, timing or distribution of the Registrable Securities offered or the market for the Registrable Securities offered, then the Registrable Securities to be included in such Marketed Underwritten Shelf Take-Down shall be the number of Registrable Securities that, in the opinion of such managing underwriter or underwriters, can be sold without having such adverse effect in such Marketed Underwritten Shelf Take-Down, which number shall be allocated (i) first, to the Registrable Securities requested to be included in such Marketed Underwritten Shelf Take-Down by the Initiating Shelf Take-Down Holders and (ii) second, to the Registrable Securities requested to be included in such Marketed Underwritten Shelf Take-Down by any Holder who is not one of the Initiating Shelf Take-Down Holders on a pro rata basis. The Holders of a majority of the Registrable Securities to be included in any Marketed Underwritten Shelf Take-Down shall have the right to select the managing underwriter or underwriters to administer such offering, which managing underwriter or underwriters shall be reasonably acceptable to the Company.

No holder of securities of the Company shall be permitted to include such holder’s securities in any Marketed Underwritten Shelf Take-Down except for Holders who wish to include Registrable Securities pursuant to this Section (2)(b)(ii). Notwithstanding anything herein to the contrary, if an Underwritten Shelf Take-Down Notice does not expressly specify that the plan of distribution for a Shelf Take-Down shall include a customary road show or other substantial marketing efforts over a period expected to exceed 48 hours, the Company shall have no obligation to deliver a Marketed Underwritten Shelf Take-Down Notice to Holders.

(c) Company Cooperation. The Company shall use its commercially reasonable efforts to cooperate in a timely manner with any request of any Holders holding Registrable Securities registered on a Shelf Registration Statement in respect of any block trade, hedging transaction or other transaction that is registered pursuant to a Shelf Registration that is not a firm commitment Underwritten Offering (each, an “Alternative Transaction”), including entering into customary agreements with respect to such Alternative Transactions as well as providing other reasonable assistance in respect of such Alternative Transactions of the type applicable to an Underwritten Offering subject to Section 3, to the extent customary for such transactions.

(d) Piggyback Registration.

(i) If the Company shall at any time propose to conduct an Underwritten Offering of Common Stock for its own account or for the account of any other Persons (excluding an offering relating solely to an employee benefit plan, an offering relating to a transaction on Form S-4 or S-8, an offering on any registration statement form that does not permit secondary sales and any offering governed by Section 2(b) hereof), the Company shall promptly notify all Holders of such proposal reasonably in advance of (and in any event at least 10 Business Days before) the commencement of the offering, which notice will set forth the principal terms and conditions of the issuance, including the proposed offering price (or range of offering prices), if known, the anticipated filing date of the Registration Statement (if applicable) and the number of shares of Common Stock that are proposed to be registered (the “Piggyback Notice”); provided, however, notwithstanding any other provision of this Agreement, if the managing underwriter or managing underwriters of an Underwritten Offering (other than a Shelf Take-Down) advise the Company that in their reasonable opinion the inclusion of any of a Holder’s Registrable Securities requested for inclusion in the subject Underwritten Offering (and any related registration or offering, if applicable) would likely have an adverse effect in any material respect on the price, timing or distribution of Common Stock proposed to be included in such Underwritten Offering, the Company shall have no obligation to provide a Piggyback Notice to such Holder and such Holder shall have no right to include any Registrable Securities in such Underwritten Offering (and any related registration or offering, if applicable). The Piggyback Notice shall offer the Holders the opportunity to include for registration in such Underwritten Offering (and any related registration or offering, if applicable) the number of Registrable Securities as they may request (a “Piggyback Registration”); provided, however, that only Registrable Securities of Holders which are subject to an effective Shelf Registration may be included in such Piggyback Registration. The Company shall use commercially reasonable efforts to include in each such Piggyback Registration such Registrable Securities for which the Company has received written requests for inclusion therein within five Business Days after sending the Piggyback Notice. If a Holder decides not to include all of its Registrable Securities in any Registration Statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent Registration Statement or Registration Statements as may be filed by the Company with respect to offerings of Common Stock in accordance with this Section 2(d), all upon the terms and conditions set forth herein.

(ii) If the managing underwriter or managing underwriters of an Underwritten Offering advise the Company and the Holders who have requested their Registrable Securities be included in such offering following a Piggyback Notice that in its or their opinion the inclusion of all of such Holders’ Registrable Securities requested for inclusion in the subject Underwritten Offering (and any other Common Stock proposed to be included in such offering) would likely have an adverse effect in any material respect on the price, timing or distribution of Common Stock proposed to be included in such offering by the Company, the Company shall include in such Underwritten Offering only that number of shares of Common Stock proposed to be included in such Underwritten Offering that, in the opinion of the managing underwriter or managing underwriters, will not have such adverse effect, with such number to be allocated as follows: (A) first, to the Company and (B) second, if there remains availability for additional shares of Common Stock to be included in such Underwritten Offering, on a pro-rata basis among all Holders desiring to register Registrable Securities based on the number of Registrable Securities held by such Holder and, if applicable, to any other holders on whose behalf the Company filed such Registration Statement. If any Holder disapproves of the terms of any such Underwritten Offering, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter(s) delivered on or prior to the time of the commencement of such offering. Any Registrable Securities withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(iii) The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2(d) at any time in its sole discretion whether or not any Holder has elected to include Registrable Securities in such Registration Statement. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 5 hereof.

(iv) Any Holder shall have the right to withdraw all or part of its request for inclusion of its Registrable Securities in a Piggyback Registration by giving written notice to the Company of its request to withdraw; provided, that (i) such request must be made in writing prior to the effectiveness of such Registration Statement and (ii) such withdrawal shall be irrevocable and, after making such withdrawal, a Holder shall no longer have any right to include Registrable Securities in the Piggyback Registration as to which such withdrawal was made.

(v) No Registration of Registrable Securities effected pursuant to a request under this Section 2(d) shall be deemed to have been effected pursuant to Section 2(a) or Section 2(b) or shall relieve the Company of its obligations under Section 2(a) or Section 2(b).

3. Registration and Underwritten Offering Procedures. The procedures to be followed by the Company and each Holder electing to sell Registrable Securities in a Registration Statement pursuant to this Agreement, and the respective rights and obligations of the Company and such Holders, with respect to the preparation, filing and effectiveness of such Registration Statement and the effectuation of any Underwritten Offering, are as follows:

(a) Preparation of the Registration Statement. The Company will prepare the required Registration Statement, and, before filing a Registration Statement, Prospectus or any free writing prospectus, or any amendments or supplements thereto, (x) furnish to the underwriters, if any, and the Holders participating in the Registration or a Shelf Take-Down, as applicable, copies of all documents prepared to be filed, and provide such underwriters and such Holders and their respective counsel with a reasonable opportunity to review and comment on such documents prior to their filing and (y) not file any Registration Statement or Prospectus to which any underwriters participating in the Registration or the Shelf Take-Down, as applicable, shall reasonably object, provided that any such objection is delivered to the Company reasonably in advance of any such filing.

(b) Holder Comments. In connection with any Registration Statement, the Company will use commercially reasonable efforts to address in each such document when so filed with the Commission such comments relating to such Holder or its intended manner of distribution as such Holders shall reasonably propose at least 3 Business Days prior to the filing thereof.

(c) Maintain Effectiveness. The Company will use commercially reasonable efforts to as promptly as reasonably practicable (i) prepare and file with the Commission such amendments, including post-effective amendments, and supplements to each Registration Statement and the Prospectus used in connection therewith as may be necessary under applicable law to keep such Registration Statement continuously effective with respect to the disposition of all Registrable Securities covered thereby and, subject to the limitations contained in this Agreement, prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities held by the Holders; (ii) cause the related Prospectus to be amended or supplemented by any required prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; and (iii) respond to any comments received from the Commission with respect to each Registration Statement or any amendment thereto and, as promptly as reasonably practicable provide such Holders true and complete copies of all correspondence from and to the Commission relating to such Registration Statement that pertains to such Holders as selling stockholders but not any comments that would result in the disclosure to such Holders of material and non-public information (within the meaning of U.S. federal securities laws) concerning the Company, unless requested by such Holders.

(d) Notice. The Company will notify such Holders who are included in a Registration Statement as promptly as reasonably practicable: (i)(A) when a Prospectus or any prospectus supplement or post-effective amendment to a Registration Statement in which such Holder is included has been filed; (B) when the Commission notifies the Company whether there will be a “review” of the applicable Registration Statement and whenever the Commission comments in writing on such Registration Statement (in which case the Company shall provide true and complete copies thereof and all written responses thereto to each of such Holders that pertain to such Holders as selling stockholders, but not any comments that would result in the disclosure to such Holders of material and non-public information (within the meaning of U.S. federal securities laws) concerning the Company, unless requested by such Holders); and (C) with respect to each applicable Registration Statement or any post-effective amendment thereto, when the same has been declared effective; (ii) of any request by the Commission or any other federal or state Governmental Authority for amendments or supplements to such Registration Statement or Prospectus or for additional information that pertains to such Holders as sellers of Registrable Securities; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (v) of the occurrence of any event or passage of time that makes any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any amendments or supplements to such Registration Statement, Prospectus or other documents so that, in the case of such Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided, however, that no notice by the Company shall be required pursuant to this clause (v) in the event that the Company either promptly files an amendment to the applicable Registration Statement, a prospectus supplement to supplement or update the Prospectus or a Form 8-K or other appropriate Exchange Act report that is incorporated by reference into the Registration Statement, which in either case, contains the requisite information that results in such Registration Statement no longer containing any untrue statement of material fact or omitting to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading).

(e) Avoidance of Stop Orders and Suspension of Qualification. The Company will use commercially reasonable efforts to avoid the issuance of or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as promptly as reasonably practicable, or if any such order or suspension is made effective during any Blackout Period or Suspension Period, as promptly as reasonably practicable after such Blackout Period or Suspension Period is over.

(f) Compliance with Laws; FINRA; Blue Sky. The Company will:

(i) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the Registration Statement(s) and the disposition of all Registrable Securities covered by thereby;

(ii) other than as provided in clause (iv), use its commercially reasonable efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other Governmental Authority as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters (or counterparty in an Alternative Transaction), if any, to consummate the disposition of such Registrable Securities;

(iii) cooperate with each Holder and each underwriter or counterparty in an Alternative Transaction, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(iv) use its commercially reasonable efforts to cooperate with the Holders, the managing underwriter or underwriters, if any, and their respective counsel, in connection with the registration or qualification of Registrable Securities for offer and sale under the securities or “Blue Sky” laws of each state and other jurisdiction of the United States as any Holder or managing underwriter or underwriters, if any, or their respective counsel reasonably request in writing, provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject; and

(v) use its commercially reasonable efforts to comply with all applicable securities laws.

(g) Underwriters; Due Diligence. In the case of an Underwritten Offering or Alternative Transaction, the Company will:

(i) (a) make such customary representations and warranties to the applicable Holders and the underwriters, agents or counterparty in an Alternative Transaction, if any, in form, substance and scope as are customarily made by issuers in secondary underwritten public offerings or Alternative Transactions, (b) enter into such customary agreements (including underwriting agreements) and take all such other actions as any Holder or the managing underwriter or underwriters (or counterparty in an Alternative Transaction), if any, reasonably request in order to expedite or facilitate the Registration and disposition of such Registrable Securities, (c) obtain for delivery to the representative counsel or another representative designated to act on behalf of the Holders (the “Representative”) and to the underwriter or underwriters (or counterparty in an Alternative Transaction), if any, an opinion or opinions from counsel for the Company dated the date of the closing under the underwriting agreement or the agreement governing the Alternative Transaction, in customary form, scope and substance, which opinions shall be reasonably satisfactory to such Representative or underwriters (or counterparty in an Alternative Transaction), as the case may be, and (d) obtain for delivery to the Company and the managing underwriter or underwriters (or counterparty in an Alternative Transaction), with copies to the Representative, a cold comfort letter from the Company’s independent certified public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the managing underwriter or underwriters (or counterparty in an Alternative Transaction) reasonably request, dated the date of execution of the underwriting agreement or the agreement governing the Alternative Transaction and brought down to the date of the closing of the Underwritten Offering or Alternative Transaction, as specified in such agreement.

(ii) subject to the execution of any confidentiality agreements as reasonably requested by the Company, make available upon reasonable notice at reasonable times and for reasonable periods for inspection by the Representative, by any underwriter participating in any disposition to be effected pursuant to such Registration Statement, by any counterparty in an Alternative Transaction and by any attorney, accountant or other agent retained by such Holder(s) or any such underwriter or counterparty in an Alternative Transaction, all customarily provided, pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees and the independent public accountants who have certified its financial statements to make themselves reasonably available to discuss the business of the Company and to supply all information reasonably requested by any such Person in connection with such Registration Statement as shall be necessary to enable them to exercise their due diligence responsibility.

(h) Transfer Agent; Exchange Listing. The Company will:

(i) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement; and

(ii) use its commercially reasonable efforts to cause all Registrable Securities covered by the Registration Statement to be listed on each securities exchange on which any of the Company Securities are then listed or quoted and on each inter-dealer quotation system on which any of the Company Securities are then quoted.

(i) Delivery of Registration Statement. During the period in which any Registration Statement is effective, the Company will furnish to each Holder, without charge, at least one conformed copy of each Registration Statement and each amendment thereto and all exhibits to the extent requested by such Holder (including those incorporated by reference) promptly after the filing of such documents with the Commission; provided, that the Company will not have any obligation to provide any document pursuant to this clause that is available on the Commission’s EDGAR system.

(j) Delivery of Prospectus. The Company will promptly deliver to each Holder, any underwriter and any counterparty in an Alternative Transaction, without charge, as many copies of each Prospectus or Prospectuses (including each form of prospectus) authorized by the Company for use and each amendment or supplement thereto as such Holder may reasonably request during the period in which any Registration Statement is effective; provided, that the Company will not have any obligation to provide any document pursuant to this clause that is available on the Commission’s EDGAR system. Subject to the terms of this Agreement, including Sections 3(m), 3(p) and 3(q), the Company consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

(k) Certificates. The Company will cooperate with such Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a sale under a Registration Statement, which certificates shall be free of all restrictive legends indicating that the Registrable Securities are unregistered or unqualified for resale under the Securities Act, Exchange Act or other applicable securities laws, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holder may reasonably request in writing. In connection therewith, if required by the Company’s transfer agent, the Company will promptly, after the Effective Date of the Registration Statement, cause an opinion of counsel reasonably satisfactory to such transfer agent to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent which authorize and direct the transfer agent to issue such Registrable Securities without any such legend upon sale by the Holder of such Registrable Securities under the Registration Statement.

(l) Required Supplements and Amendments. Upon the occurrence of any event contemplated by Section 3(d)(v), as promptly as reasonably practicable, the Company will prepare a supplement or amendment, including a post-effective amendment, if required by applicable law, to the applicable Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, no Registration Statement nor any Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(m) Duties of Holders in Underwritten Offerings and Alternative Transactions. With respect to Underwritten Offerings and Alternative Transactions, (i) the right of any Holder to include such Holder’s Registrable Securities in an Underwritten Offering or Alternative Transaction shall be conditioned upon such Holder’s participation in the process and required delivery of information for such underwriting or Alternative Transaction and the inclusion of such Holder’s Registrable Securities in the underwriting or Alternative Transaction to the extent provided herein, (ii) each Holder participating in such Underwritten Offering or Alternative Transaction agrees to enter into an underwriting agreement or agreement governing the Alternative Transaction in customary form and sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled to select the managing underwriter or managing underwriters hereunder and (iii) each Holder participating in such Underwritten Offering or Alternative Transaction agrees to complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements or agreements governing the Alternative Transaction. The Company hereby agrees with each Holder that, in connection with any Underwritten Offering or Alternative Transaction in accordance with the terms hereof, it will negotiate in good faith and execute all indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, including using all commercially reasonable efforts to procure customary legal opinions and auditor “comfort” letters. In the event such Holders seek to complete an Underwritten Offering or Alternative Transaction, for a commercially reasonable period prior to the filing of any Registration Statement and throughout the effective period of such registration statement, the Company will make available upon commercially reasonable notice at the Company’s principal place of business or such other commercially reasonable place for inspection during normal business hours by the managing underwriter or managing underwriters (or counterparty in an Alternative Transaction) selected in accordance with this Section 3(m) such financial and other information and books and records of the Company, and cause the appropriate officers, employees, counsel and independent certified public accountants of the Company to respond to such inquiries, as shall be reasonably necessary (and in the case of counsel, not violate an attorney client privilege in such counsel’s reasonable belief) to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act.

(n) Holder Provision of Information. Each Holder agrees to timely furnish to the Company any information regarding the Holder and the distribution of such securities as the Company reasonably determines is required to be included in any Registration Statement or any prospectus or prospectus supplement relating to any offering or sale of Registrable Securities contemplated by this Agreement, and to update or correct any previously delivered information as needed, and if any Holder does not do so after reasonably prompt written request by the Company, then the Company will not be required to register any shares of Common Stock of the Holder in a Registration Statement, or permit the continued use of a Prospectus.

(o) Availability of Officers and Employees. In connection with any Shelf Take-Down, the Company will use commercially reasonable efforts to cause appropriate officers and employees to be reasonably available, on a customary basis and upon commercially reasonable notice, to meet with prospective investors in presentations, meetings and road shows and otherwise to facilitate, cooperate with, and participate in each such proposed Underwritten Offering or Alternative Transaction to the extent reasonably requested by the managing underwriter or underwriters (or counterparty in an Alternative Transaction).

(p) Suspension and Postponement. Notwithstanding any other provision of this Agreement, upon delivery to the Holders of a certificate signed by the Chief Executive Officer or Chief Financial Officer of the Company, the Company shall not be required to file a Registration Statement (or any amendment thereto), or if the Company has filed a Shelf Registration Statement and has included Registrable Securities therein, the Company shall be entitled to suspend the offer and sale of Registrable Securities pursuant to such Registration Statement (including pursuant to a Shelf Takedown), in each case for a period of up to 30 days, (i) if the Board determines that a postponement is in the best interest of the Company and its stockholders generally due to a pending transaction involving the Company, (ii) if the Board determines such registration would render the Company unable to comply with applicable securities laws, (iii) if the Board determines such registration would require disclosure of material information that the Company has a bona fide business purpose for preserving as confidential, (iv) upon issuance by the Commission of a stop order suspending the effectiveness of any Registration Statement under Section 8(d) or 8(e) of the Securities Act, (v) if the Company elects at such time to offer Common Stock or other equity securities of the Company to (A) fund a merger, third-party tender offer or other business combination, acquisition of assets or similar transaction or (B) meet rating agency and other capital funding requirements or (vi) if any other material development would materially and adversely interfere with any such registration (any such period, a “Blackout Period”); provided, however, that in no event shall any Blackout Period together with any Suspension Period collectively exceed an aggregate of 90 days in any 12-month period. The Company shall promptly notify the Holders upon the termination of any Blackout Period, amend or supplement the applicable Registration Statement, Prospectus and any free writing prospectus, if necessary, so it does not contain a material misstatement of fact or omit to state a material fact required to be stated therein, in light of the circumstances under which they were made, or necessary to make the statements therein not misleading and furnish to the Holders such numbers of copies of the Prospectus and any free writing prospectus as so amended or supplemented as the Holders may reasonably request. The Company agrees, if necessary, to supplement or make amendments to the Shelf Registration Statement if required by the registration form used by the Company for the Registration or by Commission rules and regulations, or as may reasonably be requested by any Holder.

(q) Discontinued Disposition. Each Holder agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in clauses (ii) through (v) of Section 3(d) or (i) through (vi) of Section 3(p), such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder’s receipt of the copies of the supplemental Prospectus or amended Registration Statement as contemplated by Section 3(l) or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement (a “Suspension Period”). The Company may provide appropriate stop orders to its transfer agent to enforce the provisions of this Section 3(q).

(r) Exchange Act Filings. For the avoidance of doubt and notwithstanding any other provision of this Agreement, the Company shall not be required to furnish to Holders copies of any Exchange Act filings prior to the filing thereof with the Commission not related to information included in the Registration Statement relating to the Holders or the intended manner of distribution of Registrable Securities.

4. No Inconsistent Agreements; Additional Rights. The Company shall not hereafter enter into, and is not currently a party to, any agreement with respect to its securities that is inconsistent in any material respect with the rights granted to the Holders of Registrable Securities by this Agreement.

5. Registration Expenses. Except as specifically provided otherwise elsewhere in this Agreement, all expenses incident to the Parties’ performance of or compliance with their respective obligations under this Agreement or otherwise in connection with any Shelf Registration, Shelf Take-Down, Piggyback Registration or Alternative Transaction (in each case, excluding any Selling Expenses) (“Registration Expenses”) shall be borne by the Company, whether or not any Registrable Securities are sold pursuant to a Registration Statement. Registration Expenses shall include, without limitation, (i) all registration and filing fees (including fees and expenses (A) with respect to filings required to be made with the Trading Market, the Commission or FINRA and (B) in compliance with applicable state securities or “Blue

Sky” laws), (ii) printing, word processing, messenger, telephone and facsimile expenses (including expenses of printing certificates for Company Securities and of printing Prospectuses if the printing of Prospectuses is reasonably requested by a Holder of Registrable Securities included in the Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel, auditors and accountants for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement and (vii) all expenses relating to marketing the sale of the Registrable Securities, including expenses related to conducting a “road show.” In addition, the Company shall be responsible for all of its expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including expenses payable to third parties and including all salaries and expenses of the Company’s officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on the Trading Market.

6. Indemnification.

(a) The Company shall indemnify and hold harmless each Holder, its Affiliates and each of their respective officers, directors, agents, advisors and employees thereof and each Person who controls such Holder (within the meaning of Section 15 of the Securities Act and Section 20 of the Securities Exchange Act) (collectively, “Holder Indemnified Persons”), to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, joint or several, costs (including commercially reasonable costs of preparation and commercially reasonable attorneys’ fees) and expenses, judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative (collectively, “Claims”), which any Holder Indemnified Person may be involved, or is threatened to be involved, as a party or otherwise, under the Securities Act or otherwise (collectively, “Losses”), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained or incorporated by reference into any Registration Statement under which any Registrable Securities were registered, in any preliminary prospectus or in any summary or final prospectus or free writing prospectus (if such free writing prospectus was authorized for use by the Company) or in any amendment or supplement thereto (if used during the period the Company is required to keep the Registration Statement current), or arising out of, based upon or resulting from the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading; provided, however, that the Company shall not be liable to any Holder Indemnified Person to the extent that any such Claim arises out of, is based upon or results from an untrue or alleged untrue statement or omission or alleged omission made in such Registration Statement, such preliminary, summary or final prospectus or free writing prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder Indemnified Person or any underwriter specifically for use in the preparation thereof. The Company shall notify the Holders promptly of the institution, threat or assertion of any Claim of which the Company is aware in connection with the transactions contemplated by this Agreement. This indemnity shall be in addition to any liability the Company may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any indemnified party and shall survive the transfer of such securities by such Holder. Notwithstanding anything to the contrary herein, this Section 6 shall survive any termination or expiration of this Agreement indefinitely.

(b) In connection with any Registration Statement in which a Holder participates, such Holder shall, severally and not jointly, indemnify and hold harmless the Company, its Affiliates and each of their respective officers, directors, agents, advisors and employees thereof to the fullest extent permitted by applicable law, from and against any and all Losses as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in any such Registration Statement, in any preliminary prospectus (if used prior to the Effective Date of such Registration Statement), or in any summary or final prospectus or free writing prospectus or in any amendment or supplement thereto (if used during the period the Company is required to keep the Registration Statement current), or arising out , based upon or resulting from the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading, but only to the extent that the same are made in reliance and in conformity with information relating to the Holder furnished in writing to the Company by such Holder for use therein. This indemnity shall be in addition to any liability such Holder may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any indemnified party. In no event shall the liability of any selling Holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds received by such Holder under the sale of the Registrable Securities giving rise to such indemnification obligation.

(c) If any proceeding (including any investigation by any Governmental Authority) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to Section 6(a) or 6(b), such Person (an “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all reasonable fees and expenses; provided, that the failure of any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of such Indemnified Party (A) representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (B) there would be rights or defenses that would be available to such Indemnified Party that are not available to the Indemnifying Party. It is understood that, in connection with any proceeding or related proceedings in the same jurisdiction, the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed promptly after receipt of an invoice setting forth such fees and expenses in reasonable detail. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless each Indemnified Party from and against any Losses (to the extent obligated herein) by reason of such settlement or judgment. Without the prior written consent of each affected Indemnified Party, no Indemnifying Party shall effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

(d) If the indemnification provided for in this Section 6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any Losses referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other, in connection with the untrue or alleged untrue statement of a material fact or the omission to state a material fact that resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder.

7. Facilitation of Sales Pursuant to Rule 144. To the extent it shall be required to do so under the Exchange Act, the Company shall timely file the reports required to be filed by it under the Exchange Act or the Securities Act (including the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144), and shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable the Holders to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144. Upon the request of any Holder in connection with that Holder’s sale pursuant to Rule 144, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements.

8. Registration Defaults. If any of the following events (each a “Registration Default”) shall occur, then the Company shall pay liquidated damages (the “Registration Default Damages”) to the Holders as follows:

(a) if the Shelf Registration Statement is not filed with the Commission on or prior to the 75th day following the Closing Date, then commencing on the 76th day after the Closing Date, Registration Default Damages shall accrue on the aggregate outstanding principal amount of the Notes, at a rate of 0.25% per annum for the first 90 days from, and including, such 76th day and 0.50% per annum thereafter; or

(b) if the Shelf Registration Statement is not declared effective by the Commission on or prior to the 120th day following the Closing Date, then commencing on the 121st day after the Closing Date, Registration Default Damages shall accrue on the aggregate outstanding principal amount of the Notes, at a rate of 0.25% per annum for the first 90 days from, and including, such 121st day and 0.50% per annum thereafter; or

(c) if the Shelf Registration Statement has been declared or becomes effective but ceases to be effective or usable for the offer and sale of the Registrable Securities, other than in connection with (A) a Blackout Period or (B) as a result of a requirement to file a post-effective amendment solely to add additional selling securityholders, at any time during the Effectiveness Period and the Company does not cure the lapse of effectiveness or usability within ten Business Days, then Registration Default Damages shall accrue on the aggregate outstanding principal amount of the Notes at a rate of 0.25% per annum for the first 90 days from, and including, the day following such tenth Business Day and 0.50% per annum thereafter; or

(d) if the Company through its omission fails to name as a selling securityholder any Holder that had complied timely with its obligations hereunder in a manner to entitle such Holder to be so named in (i) the Shelf Registration Statement at the time it first became effective or (ii) any Prospectus at the later of time of filing thereof or the time the Shelf Registration Statement of which the Prospectus forms a part becomes effective then Registration Default Damages shall accrue, on the aggregate outstanding principal amount of the Notes held by such Holder, at a rate of 0.25% per annum for the first 90 days from, and including, the day following the effective date of such Shelf Registration Statement or the time of filing of such Prospectus, as the case may be, and 0.50% per annum thereafter; or

(e) if the aggregate duration of Blackout Periods in any period exceeds the number of days permitted in respect of such period pursuant to Section 3(p) hereof, then commencing on the day the aggregate duration of Blackout Periods in any period exceeds the number of days permitted in respect of such period, Registration Default Damages shall accrue on the aggregate outstanding principal amount of the Notes at a rate of 0.25% per annum for the first 90 days from, and including, such date, and 0.50% per annum thereafter;

provided, however, that (1) upon the filing of the Shelf Registration Statement (in the case of paragraph (a) above), (2) upon the effectiveness of the Shelf Registration Statement (in the case of paragraph (b) above), (3) upon such time as the Shelf Registration Statement which had ceased to remain effective or usable for resales again becomes effective and usable for resales (in the case of paragraph (c) above), (4) upon the time such Holder is permitted to sell its Registrable Securities pursuant to any Shelf Registration Statement and Prospectus in accordance with applicable law (in the case of paragraph (d) above) or (5) upon the termination of the Blackout Period that caused the limit on the aggregate duration of Blackout Periods in a period set forth in Section 3(p) to be exceeded (in the case of paragraph (e) above), the Registration Default Damages shall cease to accrue.

Any amounts of Registration Default Damages due pursuant to this Section 8 will be payable in cash on the next succeeding Interest Payment Date (as defined under the Indenture) to Holders entitled to receive such Registration Default Damages on the relevant Regular Record Dates (as defined under the Indenture) for the payment of interest. If any Note ceases to be outstanding during any period for which Registration Default Damages are accruing, the Company will prorate the Registration Default Damages payable with respect to such Note.

The Registration Default Damages rate on the Notes shall not exceed in the aggregate 0.50% per annum and shall not be payable under more than one clause above for any given period of time, except that if Registration Default Damages would be payable because of more than one Registration Default, but at a rate of 0.25% per annum under one Registration Default and at a rate of 0.50% per annum under the other, then the Registration Default Damages rate shall be the higher rate of 0.50% per annum. Other than the Company’s obligation to pay Registration Default Damages in accordance with this Section 8, the Company will not have any liability for damages with respect to a Registration Default.

Notwithstanding any provision in this Agreement, in no event shall Registration Default Damages be payable to any Holder in connection with a Holder converting its Notes if a Registration Default occurs prior to any such Holder converting its Notes. In lieu thereof, the Conversion Rate (as defined in the Indenture) shall be increased by 3.00% for each $1,000 principal amount of Notes converted or redeemed (as applicable) at a time when such Registration Default has occurred and is continuing in accordance with Section 17.01 of the Indenture; provided, however, that (i) the foregoing adjustment shall not be applied more than once to the same $1,000 principal amount of Notes and (ii) if a Registration Default occurs after a Holder has converted its Notes into Common Stock, such Holder shall not be entitled to any compensation with respect to such Common Stock.

9. Miscellaneous.

(a) Remedies. In the event of a breach by the Company of any of its obligations under this Agreement, each Holder, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement.

(b) Amendments and Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and the Holders holding at least a majority of the then outstanding Registrable Securities. The Company shall provide prior notice to all Holders of any proposed waiver or amendment. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any Party to exercise any right hereunder in any manner impair the exercise of any such right.

(c) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile or electronic mail as specified in this Section 8(c) prior to 5:00 p.m. Central Time on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile or electronic mail as specified in this Agreement later than 5:00 p.m. Central Time on any date and earlier than 11:59 p.m. Central Time on such date, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service or (iv) upon actual receipt by the Party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:

SAExploration Holdings, Inc.

Attention: Brent Whiteley, Chief Financial Officer and General Counsel

1160 Dairy Ashford, Suite 160

Houston, Texas 77079

Electronic mail: bwhiteley@saexploration.com

With copy to:

Akin Gump Strauss Hauer & Feld LLP

Attention: Sarah Link Schultz

1700 Pacific Avenue

Suite 4100

Dallas, TX 75201-4624

Electronic mail: sschultz@akingump.com

If to any Person who is then the registered Holder:	To the address of such Holder as it appears in the applicable register for the Registrable Securities or such other address as may be designated in writing by such Holder.

(d) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, executors, administrators, successors, legal representatives and permitted assigns; provided that (i) except as provided in this Section 8(d), this Agreement, and any rights or obligations hereunder, may not be assigned without the prior written consent of the Company and the Holders, (ii) the registration rights of a Holder pursuant to this Agreement with respect to all or any portion of its Registrable Securities may be transferred or assigned without such consent (but only with all related obligations) with respect to such Registrable Securities by such Holder to one or more transferees or assignees of such Registrable Securities; provided, further, that (A) the Company is, within a commercially reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the Registrable Securities with respect to which such registration rights are being assigned and (B) such transferee or assignee agrees in writing to be bound by and subject to the terms set forth in this Agreement and executes a Joinder Agreement substantially in the form of Exhibit A hereto, and (iii) the Company shall have no obligation to file a Registration Statement or a post-effective amendment to any Registration Statement to add a transferee or an assignee as a selling security holder thereunder unless such person holds not less than 2.5% of the then outstanding shares of Common Stock. The Company may not assign its rights or obligations hereunder without the prior written consent of the Holders.

(e) No Third Party Beneficiaries. Nothing in this Agreement, whether express or implied, shall be construed to give any Person, other than the parties hereto or their respective successors and permitted assigns, any legal or equitable right, remedy, claim or benefit under or in respect of this Agreement.

(f) Execution and Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile or electronic mail transmission, such signature shall create a valid binding obligation of the Party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such signature delivered by facsimile or electronic mail transmission were the original thereof.

(g) Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York. Each of the Parties irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in the Borough of Manhattan in the City of New York and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each Party anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the Parties irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Each of the Parties hereby waives any right to request a trial by jury in any litigation with respect to this Agreement and represents that counsel has been consulted specifically as to this waiver.

(h) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

(i) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the Parties shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the Parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(j) Entire Agreement. This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior contracts or agreements with respect to the subject matter hereof and the matters addressed or governed hereby, whether oral or written.

(k) Termination. The rights and obligations of the Company and of any Holder under this Agreement, other than those obligations contained in Section 6, shall terminate with respect to the Company and such Holder on the first date upon which such Holder no longer beneficially owns any Registrable Securities comprising at least an aggregate of 2.5% of the outstanding Common Stock at any time.

[THIS SPACE LEFT BLANK INTENTIONALLY]

IN WITNESS WHEREOF, the Company and the Holders on behalf of themselves and the other Holders have executed this Agreement as of the date first written above.

SAEXPLORATION HOLDINGS, INC.

By:	/s/ Brent Whiteley

Name:	Brent Whiteley
Title:	Chief Financial Officer, General Counsel and Secretary

Signature Page to Registration Rights Agreement

HOLDERS:

Whitebox Asymmetric Partners, LP

By:	/s Mark Strefling
Name:	Mark Strefling
Title:	Partner & CEO

Whitebox Credit Partners, LP

By:	/s Mark Strefling
Name:	Mark Strefling
Title:	Partner & CEO

Whitebox Multi-Strategy Partners, LP

By:	/s Mark Strefling
Name:	Mark Strefling
Title:	Partner & CEO

Signature Page to Registration Rights Agreement

1992 MSF INTERNATIONAL LTD. By: Highbridge Capital Management, LLC, as Trading Manager and not in its individual capacity

By:	/s/ Jonathan Segal
Name:	Jonathan Segal
Title:	Managing Director

1992 TACTICAL CREDIT MASTER FUND, L.P. By: Highbridge Capital Management, LLC, as Trading Manager and not in its individual capacity

By:	/s/ Jonathan Segal
Name:	Jonathan Segal
Title:	Managing Director

Signature Page to Registration Rights Agreement

Blue Mountain Credit Alternatives Master Fund L.P.

By:	/s/ David M. O’Mara
Name:	David M. O’Mara
Title:	Deputy General Counsel

BlueMountain Montenvers Master Fund SCA SICAV-SIF

By:	/s/ David M. O’Mara
Name:	David M. O’Mara
Title:	Deputy General Counsel

BlueMountain Summit Trading L.P.

By:	/s/ David M. O’Mara
Name:	David M. O’Mara
Title:	Deputy General Counsel

BlueMountain Kicking Horse Fund L.P.

By:	/s/ David M. O’Mara
Name:	David M. O’Mara
Title:	Deputy General Counsel

Signature Page to Registration Rights Agreement

Amzak Capital Management LLC

By:	/s/ Sam Baker
Name:	Sam Baker
Title:	Senior Fixed Income Analyst

Signature Page to Registration Rights Agreement

Dupont Pension Trust

By:	/s/ Dennis Fasura
Name: Dennis Fasura
Title: VP, State Street Bank and Trust Company as Trustee

Signature Page to Registration Rights Agreement

By:	/s/ John Pecora
John Pecora

Signature Page to Registration Rights Agreement

By:	/s/ Jeff Hastings
Jeff Hastings

Signature Page to Registration Rights Agreement

Exhibit A

JOINDER AGREEMENT

Reference is made to the Registration Rights Agreement, dated as of September 26, 2018 (as amended from time to time, the “Registration Rights Agreement”), by and among SAExploration Holdings, Inc. and the other parties thereto. The undersigned agrees, by execution hereof, to become a party to, and to be subject to the rights and obligations under the Registration Rights Agreement.

[NAME]

By:
Name:
Title:
Date:
Address:

Acknowledged by:

SAEXPLORATION HOLDINGS, INC.

By:
Name:
Title